Exhibit 1.1
950,000 SHARES
THE YORK WATER COMPANY
COMMON STOCK

UNDERWRITING AGREEMENT

Philadelphia, Pennsylvania
September 24, 2009
BOENNING & SCATTERGOOD, INC.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428
J.J.B. HILLIARD, W.L. LYONS, LLC
500 West Jefferson Street
Louisville, KY 40202
Ladies and Gentlemen:
          The York Water Company, a Pennsylvania corporation (“York Water”), proposes, subject to the terms and conditions stated herein, to sell to Boenning & Scattergood, Inc. (the “Representative”) and J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons” and, together with the Representative, the “Underwriters”), an aggregate of 950,000 shares of York Water’s Common Stock, with no par value (“Common Stock”). The 950,000 shares of Common Stock to be sold to the Underwriters by York Water are referred to herein as the “Firm Shares.” The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public at a public offering price of $14.00 per Firm Share (the “Offering Price”).
          In order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Representative’s election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, for the Underwriters’ own accounts up to 142,500 additional shares of Common Stock from York Water. Such 142,500 additional shares of Common Stock are referred to herein as the “Optional Shares.” If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the “Shares.”
          In consideration of the mutual agreements contained herein, York Water and the several Underwriters, intending to be legally bound, hereby agree as follows:
     1. Representations and Warranties of York Water. York Water represents and warrants to, and agrees with, the several Underwriters that:
          (a) York Water has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Regulations”), a shelf registration statement on Form S-3 (File No. 333-158837), which became effective as of May 7, 2009, including a prospectus, registering the Shares. The term “Registration Statement” as used herein means the registration statement (including all exhibits and information incorporated by reference therein), in the form on the most recent effective date under the Act prior to the date hereof, and includes information (if any) contained in a form of prospectus or prospectus supplement that is deemed retroactively to be part of the Registration Statement, pursuant to Rule 430B under the Act, to be part of the registration statement as of the time specified in Rule 430B. The term “Base Prospectus” shall mean the base prospectus filed as part of the Registration Statement in the form contained in the Registration Statement on the most recent effective date of the Registration Statement under the Act prior to the date hereof. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, and filed with the SEC pursuant to Rule 424(b) of the Regulations. The term “Statutory Prospectus” shall mean the Preliminary Prospectus, as amended or supplemented, immediately prior to the Initial Sale Time (as defined below), including any document incorporated by reference therein. The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) on the date of this Agreement or on the business day immediately following such date. The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in York Water’s records pursuant to Rule 433(g) of the Regulations. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus, if any, identified in Part I of Schedule II hereto, (iii) any other free writing prospectus defined in Rule 405 of the Regulations that is required to be filed by York Water with the SEC or retained by York Water under Rule 433 of the Regulations and that all parties hereto expressly agree to treat as part of the Disclosure Package (the “Other Free Writing Prospectus”) and (iv) the information included in Part II of Schedule II hereto, all considered together. For purposes of this Agreement, the “Initial Sale Time” shall mean 5:00 p.m. (Eastern Time) on the date of this Agreement. All references in this Agreement to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Interactive Data Electronic Applications (“IDEA”) System.

          (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Statutory Prospectus or the Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representative as provided for in Section 5(f) of this Agreement has been issued, and no proceedings for that purpose have been instituted or threatened. York Water has complied in all material respects with all requests of the SEC, or requests of which York Water has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Representative as provided for in Section 5(f) of this Agreement, for additional information to be included in the Registration Statement, the Disclosure Package or the Prospectus.
          (c) (i) The Registration Statement complied at the time it most recently became effective (the “Effective Time”) and, as amended or supplemented, complies on the date hereof and will comply on the Closing Date and any Option Closing Date, in all material respects, with the requirements of the Act and the Regulations, (ii) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Statutory Prospectus, at the time it was filed, complied in all material respects with the requirements of the Act and the Regulations, (iv) the Statutory Prospectus, at the time it was filed, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, complied and will comply in all material respects with the requirements of the Act and the Regulations, (vi) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this paragraph do not apply to omissions from or statements in the Registration Statement, the Statutory Prospectus or the Prospectus based upon and in conformity with written information furnished to York Water by the Underwriters specifically for use therein, it being understood and agreed that the only information furnished by the Underwriters for use in the Registration Statement, the Statutory Prospectus or the Prospectus is the information as set forth in Section 13 of this Agreement, and (vii) the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that York Water believes to be reliable and accurate.
          (d) The Disclosure Package, at the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to omissions from or statements in the Disclosure Package based upon and in conformity with written information furnished to York Water by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters for use in the Disclosure Package is the information as set forth in Section 13 of this Agreement.

          (e) Prior to the execution of this Agreement, York Water (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus other than the documents listed in Part I of Schedule II hereto. Each such Issuer Free Writing Prospectus, as of its issuance and as of the Initial Sale Time, complied in all material respects with the requirements of the Act and the Regulations and has been filed in accordance with the Act and the Regulations (to the extent required thereby). Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which York Water notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that, in any material respect, conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) York Water has promptly notified or will promptly notify the Underwriters and (ii) York Water has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentences do not apply to conflicts with, omissions from or statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to York Water by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters for use in any Issuer Free Writing Prospectus is the information as set forth in Section 13 of this Agreement.
          (f) York Water has not distributed and will not distribute, prior to the later of the last Option Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.
          (g) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and with the rules and regulations promulgated under or pursuant to the Exchange Act, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (h) There are no legal or governmental proceedings pending or, to the knowledge of York Water, threatened to which York Water is a party or to which any of the properties of York Water are subject that are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (i) York Water is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute, deliver and perform this Agreement. York Water is not qualified as a foreign corporation in any jurisdiction and is not required to be so qualified in order to operate its business as now conducted or currently proposed to be conducted.
          (j) Except for 25,510 shares of common stock of Columbia Water Company and 19 shares of common stock of Lodigan, Inc., York Water does not own any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.
          (k) This Agreement has been duly authorized, executed and delivered by York Water and constitutes its legal, valid and binding obligation, enforceable against York Water in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.
          (l) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of York Water’s Articles of Incorporation or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of York Water or require any payment by York Water or impose any liability on York Water pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which York Water is a party or by which any of its properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over York Water or any of its respective properties or businesses; or (iv) result in a breach, termination or lapse of York Water’s corporate power and authority to own or lease and operate its properties and conduct its business, except in the case of clauses (ii), (iii) and (iv) above, as would not have a material adverse effect on the management, assets, properties, condition (financial or otherwise), shareholders’ equity or results of operations of the business (collectively, the “Business Conditions”) of York Water.
          (m) At the date or dates indicated in the Statutory Prospectus and the Prospectus, York Water had or will have the capitalization set forth in the Statutory Prospectus and the Prospectus under the caption “Capitalization” and will have, as of the issuance of the Firm Shares on the Closing Date, the as-adjusted capitalization set forth therein as of the date indicated in the Prospectus. At the Effective Time there were, and on the Closing Date and any Option Closing Date there will be, no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of York Water or securities convertible into or exchangeable for capital stock of York Water, except as described in the Registration Statement, the Disclosure Package or the Prospectus.
          (n) The currently outstanding shares of York Water’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of York Water’s capital stock has been issued in violation of any preemptive rights of any security holder of York Water. The holders of the outstanding shares of York Water’s capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of York Water’s capital stock, whether described in the Registration Statement, the Disclosure Package or the Prospectus were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of York Water, including, without limitation, the outstanding Common Stock and the Shares being issued, conform in all material respects with the descriptions thereof in the Registration Statement, the Statutory Prospectus and the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.
          (o) There are no contracts, agreements or understandings between York Water and any person granting such person the right to require York Water to file a registration statement under the Act with respect to any securities of York Water owned or to be owned by such person or to require York Water to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by York Water under the Act.
          (p) The Shares have been duly and validly authorized, and, when issued and delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”). Neither the filing of the Registration Statement or the Prospectus nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of York Water any rights for or relating to the registration of any Common Stock or any other capital stock of York Water or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of York Water.
          (q) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by York Water of this Agreement and the consummation of the transactions contemplated hereby except (i) issuance of a securities certificate by the Pennsylvania Public Utilities Commission, which has been issued, (ii) such as may be required for the registration of the Shares under the Act, the listing of the Shares on the NASDAQ Global Select Market, (iii) filings under the Exchange Act, and (iv) filings required for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of FINRA.

          (r) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are listed on the NASDAQ Global Select Market. Neither York Water nor, to York Water’s knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. York Water has not received any notification that the SEC or FINRA is contemplating terminating such registration or inclusion.
          (s) The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.
          (t) Each contract or other instrument (however characterized or described) to which York Water is a party or by which any of its properties or businesses is bound or affected and which is material to the conduct of York Water’s business has been duly and validly executed by York Water and, to the knowledge of York Water, has been duly and validly executed by the other parties thereto. To the knowledge of York Water, each such contract or other instrument is in full force and effect. York Water has not received written notice from the other parties to such contracts of their intent to suspend or terminate the services being provided. To the knowledge of York Water, no other party is in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default by such party under any such contract or other instrument, except for defaults that would not have a material adverse effect on the Business Conditions of York Water. All necessary consents under such contracts or other instruments to the disclosure in the Registration Statement, the Disclosure Package or the Prospectus with respect thereto have been obtained.
          (u) The financial statements of York Water (including the notes thereto) filed as part of or incorporated by reference in, the Registration Statement, the Statutory Prospectus and the Prospectus present fairly, in all material respects, the financial position of York Water as of the respective dates thereof, and the results of operations and cash flows of York Water for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles, except as described therein. The financial information included in the Statutory Prospectus or the Prospectus under the captions “Prospectus Supplement Summary — Summary Financial Information,” “Use of Proceeds” and “Capitalization” presents fairly the information shown therein and has been compiled on a basis consistent with that of the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus.
          (v) Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change, or development involving a prospective material adverse change (including, whether or not insured against, any loss or damage to any assets that would constitute a material adverse change), in the Business Conditions of York Water; (ii) any material adverse change, loss, reduction, termination or non-renewal of any contract to which York Water is a party that is material to the conduct of York Water’s business; (iii) any transaction entered into by York Water not in the ordinary course of its business that is material to York Water; (iv) any dividend or distribution of any kind declared, paid or made by York Water on its capital stock, except for and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by York Water that are material to York Water; (vi) any change in the capitalization of York Water, except for issuances pursuant to York Water’s Dividend Reinvestment and Direct Stock Purchase Plan or Employee Stock Purchase Plan; or (vii) any change in the indebtedness of York Water that is material to York Water. York Water has no contingent liabilities or obligations that are material and that are not expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
          (w) Neither York Water nor, to York Water’s knowledge, any of its officers, directors or affiliates has (i) taken, nor shall York Water or such persons take, directly or indirectly, (A) any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, or (B) any action which would directly or indirectly violate Regulation M, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of York Water.
          (x) York Water has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all material taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due, other than those which York Water is contesting in good faith. York Water has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against York Water that would materially adversely affect the Business Conditions of York Water.
          (y) Beard Miller Company LLP, which has given its report on certain financial statements included as part of, or incorporated by reference in, the Registration Statement, the Statutory Prospectus and the Prospectus is a firm of independent certified public accountants as required by the Act and the Regulations with respect to York Water.
          (z) York Water is not in violation of, or in default under, any of the terms or provisions of (i) its Articles of Incorporation or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except with respect to clause (ii), (iii) or (iv) above, where any such default would not reasonably be expected to have a material adverse effect on the Business Conditions of York Water.
          (aa) Except as expressly disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to York Water’s knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which York Water is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Stock, or that, if determined adversely to York Water would have a material adverse effect on the Business Conditions of York Water, nor to York Water’s knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining York Water from, or requiring York Water to take or refrain from taking, any action, or to which York Water or their properties, assets or businesses are bound or subject.
          (bb) York Water owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for York Water’s business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of York Water as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”), except failures to own or possess rights to use that would not have a material adverse effect on the Business Conditions of York Water. To York Water’s knowledge, York Water has not infringed, is not infringing nor has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the Business Conditions of York Water, and York Water knows of no reasonable basis therefor. To the knowledge of York Water, no other parties have infringed upon or are in conflict with any Intellectual Property. York Water is not a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by York Water to any person by reason of the ownership or use of any Intellectual Property, except for such royalties, honorariums or fees associated with commercially available software and computer applications.
          (cc) York Water has good and marketable title to all property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially adversely affect the Business Conditions or the conduct of the business of York Water as described in the Registration Statement, the Disclosure Package and the Prospectus. York Water has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by

York Water to be adequate, and maintains insurance against such other risks as management of York Water deems appropriate. All real and personal property leased by York Water, as described or referred to in the Prospectus, is held by York Water, under valid leases. The executive offices and facilities of York Water (the “Premises”), and all operations presently or formerly conducted thereon by York Water or any predecessors thereof, are now and, since York Water began to use such Premises, always have been in compliance with all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the “Environmental Laws”), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of York Water. To the knowledge of York Water, the facilities of York Water produce water of sufficient quality and quantity to supply the current and planned customers and service areas of York Water, and are not subject to any restriction on surface water withdrawal under any federal, state or local law, regulation, rule, order or permit, except as expressly described in the Registration Statement, the Disclosure Package and the Prospectus or as provided in the Commonwealth of Pennsylvania allocation permits and such as do not materially adversely affect the Business Conditions or the conduct of the business of York Water as described in the Prospectus. To the knowledge of York Water, there are no conditions on, about, beneath or arising from the Premises or in close proximity to the Premises that (i) might give rise to liability, the imposition of a statutory lien upon York Water, (ii) require a “Response,” “Removal” or “Remedial Action,” as defined herein, under any of the Environmental Laws by York Water or (iii) affect the quality of the surface water withdrawn by York Water, and that in any such case described in (i), (ii) or (iii) would materially adversely affect the Business Conditions of York Water, except as described in the Registration Statement, Statutory Prospectus or the Prospectus. Except as expressly disclosed in the Registration Statement, Statutory Prospectus or the Prospectus, or as will not materially adversely affect the Business Conditions of York Water (i) York Water has not received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against York Water or any portion of the Premises relating to any of the Environmental Laws and (ii) York Water has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises. As used in this subsection, the terms “Response,” “Removal” and “Remedial Action” shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).
          (dd) York Water maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) York Water is in compliance in all material respects with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable as of the Closing Date, to York Water.
          (ff) York Water and any Related Employer (which for purposes of this Section 1(ff) means any entity that with York Water is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the rules and regulations thereunder (“Plans”). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Registration Statement, the Disclosure Package or the Prospectus and the documents incorporated therein. All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter from the Internal Revenue Service as to its tax qualification. No Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Neither York Water nor any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code and except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code. As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan,” “fiduciary” and “multiemployer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
          (gg) No labor dispute exists with York Water’s employees, and to York Water’s knowledge, no such labor dispute is threatened. York Water has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of York Water that would materially adversely affect the Business Conditions of York Water.
          (hh) There are no contracts, agreements or understandings between York Water and/or any person that would give rise to a valid claim against York Water and/or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Disclosure Package and the Prospectus, or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to York Water or, to the knowledge of York Water, any of its officers, directors, stockholders, employees or affiliates that may affect any Underwriter’s compensation as determined by FINRA.
          (ii) York Water is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Registration Statement, the Disclosure Package and the Prospectus will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (jj) York Water has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own its properties and conduct its businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package or the Prospectus, except for failures to have Permits that would have a material adverse effect on the Business Conditions of York Water; and York Water has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package or the Prospectus except for revocations, terminations or impairments that would not have a material adverse effect on the Business Conditions of York Water; and, except as described in the Registration Statement, the Disclosure Package or the Prospectus, such Permits contain no restrictions that materially affect the ability of York Water to conduct its businesses.
          (kk) No transaction has occurred or is proposed between or among York Water and any of its officers, directors or stockholders or any affiliate of the foregoing, that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus or the Prospectus.
          (ll) Neither York Water nor any officer, director, employee, partner, agent or other person acting on behalf of York Water has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of York Water or any actual or proposed business transaction of York Water that (i) could subject York Water to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of York Water or (ii) with respect to York Water, or any officer or director thereof, violates any law, rule or regulation to which York Water is subject.
          (mm) York Water’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the SEC adopted thereunder and Nasdaq Listing Rule 5605 that are applicable as of the Closing

Date. York Water’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the SEC adopted thereunder and Nasdaq Listing Rule 5605 that are applicable as of the Closing Date.
          (nn) At the time of filing the Registration Statement and as of the date of the execution and delivery of this Agreement (with each such date being used as the determination date for purposes hereof), York Water was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking account of any determination by the SEC pursuant to Rule 405 of the Act that it is not necessary that York Water be considered an Ineligible Issuer.
          (oo) Any certificate signed by any officer of York Water in such capacity and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by York Water to the Underwriters as to the matters covered therein.
          (pp) As of the date of this Agreement, at the time the Registration Statement was originally declared effective and at the time York Water’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) was filed with the SEC, York Water met the then applicable requirements for use of Form S-3 under the Securities Act. As of the date of this Agreement and at the time the Registration Statement was filed, York Water also met the requirements for use of the Form S-3 under the Securities Act that were in effect prior to October 21, 1992.
     2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, York Water shall sell the Firm Shares to the several Underwriters at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriters, severally and not jointly, shall purchase from York Water on a firm commitment basis the respective amounts of the Firm Shares set forth opposite their names on Schedule I, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. In making this Agreement, each Underwriter is contracting severally and not jointly, and except as provided in Sections 4 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.
     3. Payment and Delivery. The Firm Shares shall be issued in the form of one or more fully registered global securities (the “Global Securities”) in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (“DTC”) or in such names as the Underwriters may request upon at least 48 hours’ prior notice to York Water and shall be delivered by or on behalf of York Water through the facilities of DTC for the account of each Underwriter against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as York Water shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by York Water). The closing of the sale and purchase of the Firm Shares shall be held at the offices of Ballard Spahr LLP, 1735 Market

Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement or at such other time on the same or such other date as shall be agreed upon by York Water and the Representative. Such time and date are referred to herein as the “Closing Date.”
     4. Option to Purchase Optional Shares.
          (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by York Water to purchase all or any part of the Optional Shares (the “Over-allotment Option”). The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.
          (b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to York Water by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become severally, but not jointly, obligated to purchase from York Water the number of Optional Shares specified in each notice of exercise of the Over-allotment Option (allocated among them in accordance with Section 4(c) hereof).
          (c) The number of Optional Shares to be purchased by each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Firm Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Firm Shares. Notwithstanding the foregoing, the number of Optional Shares purchased and sold pursuant to each exercise of the Over-allotment Option shall be subject to such adjustment as the Representative may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the agreement entered into by and among the Underwriters in connection herewith.
          (d) The Optional Shares shall be issued in the form of one or more fully registered Global Securities in book-entry form in such denominations and registered in the name of the nominee of DTC or in such names as the Underwriters may request upon at least 48 hours’ prior notice to York Water, and shall be delivered by or on behalf of York Water through the facilities of DTC for the account of each Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as York Water shall designate in writing (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by York Water). The closing of the sale and purchase of the Optional Shares shall be held at the offices of Ballard Spahr LLP, 1735 Market Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the Option Closing Date.
     5. Certain Covenants and Agreements of York Water. York Water covenants and agrees with the several Underwriters as follows:
          (a) York Water will comply with the requirements of Rule 430B.
          (b) York Water will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Statutory Prospectus, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representative has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented to the filings thereof, such consent not to be unreasonably withheld, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Representative or counsel for the Underwriters, York Water will promptly prepare and file with the SEC, in accordance with the Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Statutory Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, York Water will file any amendment or supplement to the Prospectus or the Statutory Prospectus with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act. York Water will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriters of each filing or effectiveness.
          (c) York Water will promptly advise the Underwriters, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) of the receipt of any comments from the SEC concerning the Registration Statement, (iii) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus or any amended prospectus or any amended Issuer Free Writing Prospectus has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (v) during the period when a prospectus is required to be delivered under the Act and Regulations, either physically or through compliance with Rule 172 under the Act (the “Prospectus Delivery Period”), of the happening of any event as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (vii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (viii) of the suspension of the approval of the Shares for listing on the NASDAQ Global Select Market or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to York Water. York Water will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.
          (d) York Water has delivered to the Underwriters, without charge, as many copies of each Preliminary Prospectus and the Statutory Prospectus as the Underwriters have reasonably requested. York Water will deliver, without charge, to the Underwriters, such number of copies of the Prospectus, and any supplements or amendments thereto, as the Underwriters may reasonably request from time to time during the Prospectus Delivery Period. York Water hereby consents to the use of such copies of the Statutory Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares during the Prospectus Delivery Period. If requested by the Representative in writing, York Water will furnish to the Underwriters at least one original signed copy of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Time, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Underwriters such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriters may reasonably request.
          (e) York Water will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuation of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.
          (f) York Water will furnish such information and pay such filing fees and other expenses as may be required, including its counsel’s reasonable legal fees, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Underwriters determine to offer the Shares, after consultation with York Water, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, York Water would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. York Water will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale. York Water will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the listing of the Shares on the NASDAQ Global Select Market. York Water will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Initial Sale Time.
          (g) Subject to Section 5(b) hereof, in case of any event occurring at any time within the Prospectus Delivery Period, as a result of which the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend the Prospectus to comply with the requirements of the Act or the Regulations or any applicable securities or Blue Sky laws, York Water promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance (including by preparing and filing with the SEC an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus and thereby will correct such statement or omission or effect such compliance) and will furnish to the Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representative and counsel for the Underwriters) as the Underwriters may reasonably request. For purposes of this Section 5(g), York Water will provide such information to the Underwriters, the Underwriters’ counsel and counsel to York Water as shall be necessary to enable such persons to consult with York Water with respect to the need to amend or supplement the Registration Statement or the Prospectus or file any document, and shall furnish to the Underwriters and the Underwriters’ counsel such further information as each may from time to time reasonably request.
          (h) York Water agrees that, unless it obtains the prior written consent, not to be unreasonably withheld, of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by York Water with the SEC or retained by York Water under Rule 433 of the Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” York Water agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

          (i) York Water will make generally available to its security holders not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the “effective date” (as defined in Rule 158 under the Act), an earnings statement of York Water (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of York Water’s fiscal quarter next following the “effective date”.
          (j) Prior to the Closing Date, York Water will issue no press release or other communications directly or indirectly and hold no press conference with respect to York Water, its condition, financial or otherwise, or the earnings, business, operations or prospects of York Water, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of York Water and its counsel, and after notification to the Representative such press release or communication is required by law.
          (k) During the course of the distribution of the Shares, York Water will not and York Water shall use commercially reasonable efforts to cause its officers and directors not to, (i) take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and York Water will, and will cause each of its affiliates to, comply with all applicable provisions of Regulation M, or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), York Water will, and will cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the SEC) did apply.
          (l) York Water has caused each person listed on Schedule III hereto to execute an agreement (a “Lock-up Agreement”) in the form set forth as Exhibit B hereto. York Water has delivered such agreements to the Underwriters prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by York Water to the transfer agent for the Common Stock and a copy of such instructions will be delivered to the Underwriters.
          (m) During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, York Water will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that York Water may issue shares of Common Stock under York Water’s Dividend Reinvestment and Direct Stock Purchase Plan and York Water’s Employee Stock Purchase Plan. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period York Water issues an earnings release or material news or a material event relating to York Water occurs, or (y) prior to the expiration of the 90-day restricted period, York Water announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. York Water will provide the Underwriters with prior notice of any announcement described in clause (y) of the preceding sentence that gives rise to an extension of the restricted period.
          (n) For a period of three years from the Initial Sale Time, York Water will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the NASDAQ Global Select Market or on a national securities exchange.
          (o) York Water shall, at its sole cost and expense, supply and deliver to each of the Underwriters and to the Underwriters’ counsel, within a reasonable period from the Closing Date, one complete bound set of transaction documents for each such party.
          (p) York Water will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.
     6. Certain Covenants and Agreement of the Underwriters. The Underwriters agree that, unless the Representative obtains the prior written consent of York Water, they will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by York Water with the SEC or retained by York Water under Rule 433 of the Act; provided that the prior written consent of York Water shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by York Water is hereinafter deemed to be a Permitted Free Writing Prospectus.
     7. Payment of Fees and Expenses.
          (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, York Water will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of York Water under this Agreement, including: (i) the fees and expenses of the accountants and counsel for York Water incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the Disclosure Package, any Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the

Disclosure Package, any Preliminary Prospectus, the Prospectus and this Agreement; (iii) the costs and expenses (other than fees and expenses of the Underwriter’s counsel) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the filing fees of the SEC; (v) the cost of furnishing to the Underwriters copies of the Registration Statement, any Issuer Free Writing Prospectuses, any Preliminary Prospectuses and Prospectuses as herein provided; (vi) York Water’s travel expenses, if any, in connection with meetings with the brokerage community and institutional investors; (vii) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by York Water; (viii) any fees or costs payable to the NASDAQ Global Select Market as a result of the offering; (ix) the cost of preparing, issuing and delivery to the Underwriters through the facilities of DTC of any certificates evidencing the Shares; (x) the costs and charges of any transfer agent; (xi) the reasonable costs of advertising the offering, the aggregate of which will not exceed $7,500; (xii) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by York Water; and (xiii) all other costs and expenses incurred by York Water that are reasonably incident to the performance of York Water’s obligations hereunder that are not otherwise specifically provided for in this Section 7(a); provided, however, that, except as specifically set forth in Section 7(c) hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than York Water’s travel expenses, and the fees and expenses of its counsel.
          (b) On the Closing Date, York Water shall pay the Underwriters a non-accountable expense allowance in the amount of $70,000.
          (c) If (i) the Underwriters are willing to proceed with the Offering, and the transactions contemplated by this Agreement are not consummated because York Water elects not to proceed with the offering for any reason or (ii) the Representative terminates this Agreement pursuant to Section 11(b)(i) hereof, then York Water will reimburse the Underwriters for their incurred reasonable out-of-pocket expenses relating to the Offering (including but not limited to the reasonable fees and disbursements to its counsel); provided, however, such reimbursement shall not exceed $70,000. The Representative shall present a reasonable accounting of all expenses for which reimbursement is claimed hereunder. If this Agreement is terminated or the offering is not consummated for any reason other than as set forth in the preceding sentence, York Water will not be obligated to reimburse the Underwriters for any amounts.
     8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of York Water in all material respects (except as already limited herein by materiality) as though made on such date, to the timely performance by York Water of its covenants and other obligations hereunder in all material respects, and to each of the following additional conditions:

          (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations, or York Water shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430A, and such post-effective amendment shall have become effective. York Water shall have filed any material required to be filed by York Water with the SEC in the manner and within the time period required by Rule 433 of the Regulations, including any Issuer Free Writing Prospectus and any Other Free Writing Prospectus
          (b) On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or any post-effective amendment to the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriters’ knowledge or the knowledge of York Water, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Underwriters pursuant to Section 5(f) of this Agreement. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.
          (c) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the Statutory Prospectus and the Prospectus, and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. York Water shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.
          (d) The Underwriters shall have received from the Underwriters’ counsel, Ballard Spahr LLP, an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters which opinion shall be satisfactory in all respects to the Representative
          (e) The Underwriters shall have received a copy of an executed Lock-up Agreement from each of the persons listed on Schedule III hereto.
          (f) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriters the opinion and negative assurance statements of Morgan, Lewis & Bockius LLP, counsel for York Water, and Post & Schell, regulatory counsel for York Water, dated as of such date and addressed to the Underwriters to the effect set forth in Exhibit A hereto or to such effect as is otherwise reasonably satisfactory to the Representative.
          (g) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations, and shall conform to the requirements of the Act and the Regulations in all material respects, and neither the Registration Statement nor any post-effective amendment thereto, nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made), not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of York Water from that set forth therein whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or threatened against York Water that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings (other than rate cases filed by York Water) shall be pending or threatened against or directly affecting York Water before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of York Water; and (iv) since the time of execution of this Agreement, there shall have been no material adverse change in the Business Conditions of York Water.
          (h) The Underwriters shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of York Water dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriters to the effect that (i) the representations and warranties of York Water in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that York Water has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 8(g) hereof have been satisfied.
          (i) At the time the Prospectus is filed and at the Closing Date and any Option Closing Date, the Underwriters shall have received a letter, dated the date of delivery thereof, from Beard Miller Company LLP with respect to the financial statements and certain financial information of York Water set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, each such letter addressed to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” and in form and substance satisfactory to the Underwriters in all respects; provided, that each such letter shall use a “cut-off” date no more than five business days prior to the date of such letter.
          (j) FINRA shall not have raised any objection with respect to the Offering or the fairness and reasonableness of the underwriting terms and arrangements.
          (k) The Shares shall have been listed on the NASDAQ Global Select Market.

          (l) At the Closing Date and any Option Closing Date, the Underwriters shall have been furnished such additional documents, information and certificates as the Representative shall have reasonably requested.
          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and the Underwriters’ counsel. York Water shall furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request. If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representative may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to York Water, except that Section 7 and Section 9 shall at all times be effective and shall survive such termination.
     9. Indemnification and Contribution.
          (a) York Water shall indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon (i) any breach of York Water’s representations and warranties made in this Agreement, (ii) any untrue statements or alleged untrue statements of material fact contained in the Registration Statement, the Disclosure Package or the Prospectus, or (iv) the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to York Water by the Underwriters expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or Prospectus, or any amendment or supplement thereto or in any communication to the SEC, as the case may be; and further provided, however, that the indemnification contained in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of each Underwriter (or to the benefit of any person controlling any Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that York Water has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The obligations of York Water under this Section 9(a) will be in addition to any liability York Water may otherwise have.
          (b) Each Underwriter severally and not jointly shall indemnify and hold harmless York Water, each of the directors of York Water, each of the officers of York Water who shall have signed the Registration Statement, and each other person, if any, who controls York Water within the meaning of the Act to the same extent as the foregoing indemnities from York Water to the several Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC, in reliance upon, and in conformity with written information furnished to York Water by the Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof or in any communication to the SEC, as the case may be. The obligations of each Underwriter under this Section 9(b) will be in addition to any liability which such Underwriter may otherwise have.
          (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 9(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 9 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 9. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to be in charge of the defense of such action, inquiry, investigation or proceeding, or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in this Section 9, shall be paid by the indemnifying party as they are incurred by the indemnified party. In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 9, the indemnified party shall return all sums that have been paid pursuant hereto. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this Section 9 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.
          (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 9(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof in such proportion as is appropriate to reflect the relative benefits received by York Water on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of York Water on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by York Water on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by York Water bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by York Water on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          York Water and the Underwriters agree that it would not be just and equitable if contributions to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their individual underwriting obligations and not joint.
     10. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and York Water, including, without limitation, the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 5 (with respect to matters to be performed after the Closing Date and the Option Closing Date), 7, 11 and 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.
     11. Effective Time of This Agreement and Termination Hereof.
          (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Section 8 or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of York Water, whether or not arising in the ordinary course of business, that would, in the Representative’s opinion, make the offering or delivery of the Shares impracticable; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representative’s opinion, make the offering or delivery of the Shares impracticable; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market or the over the counter market or any setting of minimum prices for trading (other than ordinary course limitations on hours or numbers of days trading) for securities on any such exchange or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representative’s opinion materially and adversely affects trading on such exchange or over the counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or will materially or adversely affect the Business Conditions of York Water; (v) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representative’s opinion has a material adverse effect on the securities markets in the United States; or (vii) trading in any securities of York Water shall have been suspended or halted by Nasdaq, FINRA or the SEC.

     12. Default by an Underwriter.
          (a) If Hilliard Lyons shall default in its obligation to purchase Firm Shares or Optional Shares hereunder, then the Representative may make arrangements satisfactory to York Water for the purchase of such Firm Shares or Optional Shares by other persons, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased by the Representative (in addition to the number of Firm Shares and Optional Shares it is otherwise obligated to purchase).
          (b) Nothing herein shall relieve a defaulting Underwriter of its obligations hereunder, including but not limited to its liability, if any, to the other several Underwriters and to York Water for damages occasioned by its default hereunder.
          (c) If the Firm Shares or Optional Shares to which the default relates are to be purchased by the Representative, or are to be purchased by another party or parties, the Representative or York Water shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and York Water agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The terms “Underwriters” and “Underwriter” as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.
     13. Information Furnished by the Underwriters. The identity of the Underwriters set forth in the first paragraph under the heading “Underwriting,” the concession and reallowance figures appearing in the third paragraph under the heading “Underwriting,” the representations with respect to stabilization activities in the ninth paragraph under the heading “Underwriting,” the tenth paragraph under the heading “Underwriting” regarding passive market making and discretionary authority in the twelfth paragraph under the heading “Underwriting” constitute the only written information furnished by reference or on behalf of any Underwriter referred to in Sections 1(c), 1(d), 1(e) and 9 hereof.
     14. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, PA 19428, Attention: William Malarkey, facsimile number (610) 832-5301, with a copy to Ballard Spahr LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Jennifer Miller, Esquire, facsimile number (215) 864-9073; and if sent to York Water, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to The York Water Company, 130 East Market Street, York, PA 17401, Attention: Kathleen Miller, facsimile number (717) 852-0058, with a copy to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, Attention: Brian C. Miner, Esquire, facsimile number (215) 963-5001.

     15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, York Water and the controlling persons, directors and officers of each, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.
     16. Definition of Business Day. For purposes of this Agreement, “business day” means any day on which the NASDAQ Global Select Market is opened for trading.
     17. Counterparts. This Agreement may be executed in one or more counterparts (including by means of any standard form of communication) and all such counterparts will constitute one and the same instrument.
     18. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.
     19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, and no consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.
     20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     21. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) must be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Pennsylvania in each case located in the City and County of Philadelphia (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     22. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     23. Sophisticated Parties; No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate York Water, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act. York Water acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, York Water, on the one hand, and the Underwriters, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of the Underwriters and it expressly disclaims any fiduciary relationship.
     24. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this Agreement as provided herein, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
[signatures on following page]

          If the foregoing correctly sets forth your understanding of our agreement, please sign and return to York Water the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

THE YORK WATER COMPANY

By:	/s/ Kathleen M. Miller

Name: Kathleen M. Miller
Title: Chief Financial Officer and Treasurer
The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

BOENNING & SCATTERGOOD, INC.

By:	/s/ John Chuff

Name: John Chuff Title: COO

J.J.B. HILLIARD, W.L. LYONS, LLC

By:	/s/ George E. Councill

Name: George E. Councill Title: Senior Vice President
Signature Page to Underwriting Agreement

SCHEDULE I
Schedule of Underwriters

Underwriter	Number of Firm Shares
Boenning & Scattergood, Inc.	807,500
J.J.B. Hilliard, W.L. Lyons, LLC	142,500
S-I-I

SCHEDULE II
Part I — Issuer Free Writing Prospectus
PowerPoint presentation of the Company (but no other portions of the road show) available on September 17, 2009 on www.netroadshow.com.
Part II — Certain Information
Number of Firm Shares: 950,000 shares
Price Per Share: $14.00

S-II-I

SCHEDULE III

Persons Who Are To Deliver Lock-Up Agreements
Lock-Up Agreements are to be delivered by the following persons and entities prior to the Initial Sale Time:
Jeffrey R. Hines
Jeffrey S. Osman
Kathleen M. Miller
Joseph T. Hand
Bruce C. McIntosh
Vernon L. Bracey
George Hay Kain, III
Michael W. Gang
George W. Hodges
William T. Morris
Cynthia A. Dotzel
John L. Finlayson
Thomas C. Norris
Ernest J. Waters
Mark S. Snyder
John H. Strine
S-III-I

EXHIBIT A

Matters to be Covered in the Opinion of
Morgan, Lewis & Bockius LLP
Counsel for York Water
     1. York Water is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own its properties and conduct its business as described in the Prospectus.
     2. As of the date of the Prospectus, York Water had authorized and outstanding capital stock as set forth in the Prospectus, and the authorized shares of Common Stock have been duly authorized. All of the Shares conform to the description thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus. The Shares have been duly authorized by York Water and will be validly issued, fully paid and non-assessable when issued and sold by York Water and delivered by York Water to, and paid for by, the Underwriters in accordance with the terms of the Underwriting Agreement; and no preemptive rights of shareholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.
     3. Such Counsel does not know of any contracts or documents of a character required by the Securities Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.
     4. No consent, authorization, approval or order of, or registration or filing with, any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by York Water in connection with the issuance and sale of the Shares, and the consummation by York Water of the transactions contemplated by the Underwriting Agreement, other than such as have previously been obtained, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Exchange Act; provided, however, that such counsel need express no opinion as to (a) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (b) the exemption from or approval by the Financial Industry Regulatory Authority of the terms and conditions of the Underwriting Agreement and (c) any governmental consents, authorizations or approvals required as a result of York Water’s status as a regulated public utility in Pennsylvania.
     5. The Registration Statement as of the Effective Time, the Statutory Prospectus and the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Prospectus, as of the time each such document was filed with the Commission (other than the financial statements, schedules, financial notes, other financial, accounting or statistical data or information about internal control over financial reporting included therein, or incorporated by reference therein, as to which counsel need not express an opinion) appeared on its face to be appropriately responsive in all material respects to all requirements of the Securities Act and the applicable rules and regulations thereunder. As of the date the Registration Statement was initially filed with the Commission, or if more recent, the most recent date on which the Registration Statement was amended for the purposes of complying with Section 10(a)(3) of the Securities Act, the eligibility requirements for the use of Form S-3 by York Water have been satisfied. As of the date of the filing of the Registration Statement and as of the date hereof, York Water also meets the eligibility requirements for the use of Form S-3 as in effect prior to October 21, 1992.
     6. The Underwriting Agreement has been duly authorized, executed and delivered by York Water, and, assuming due execution by the Underwriters, is a valid and binding obligation of York Water enforceable against York Water in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy, and subject to the qualification that the enforceability of obligations of York Water thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity. The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not and will not result in a breach of, or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of or default under), or conflict with the provision of the articles of incorporation or bylaws of York Water, the provisions of the Pennsylvania Business Corporation Law, or any provision of any agreement or instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement.
     7. York Water is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, assuming that the net proceeds of the Shares are applied by York Water as disclosed in the paragraph captioned “Use of Proceeds” in the Statutory Prospectus.
     8. The statements set forth under the caption “Description of Capital Stock,” in the Statutory Prospectus and the Prospectus insofar as such statements purport to summarize certain provisions of the articles of incorporation and bylaws of York Water, provide a fair summary of such provisions in all material respects.
     9. To counsel’s knowledge, there are no legal or other proceedings pending or threatened against York Water before or by any federal or state governmental or regulatory commission, board, body, authority or agency that are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that are not so described as required.
     10. The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.
The foregoing opinion may be limited to the laws of the United States and the laws of the Commonwealth of Pennsylvania. Such counsel may rely as to questions of fact upon the representations of York Water set forth in the Underwriting Agreement and upon certificates of officers of York Water and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.
Such Counsel shall also deliver a letter to the following effect:
          We refer you to the Registration Statement, the Disclosure Package and the Prospectus. As counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in conferences with your representatives and representatives of the Company, its independent public accountants and your counsel at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.
          The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package and the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Disclosure Package and the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. In addition, we note that we have not advised the Company with regard to utility regulatory matters. This is a highly specialized area of the law, and we understand that you have received an opinion from Post & Schell, which has advised the Company with regard to utility regulatory matters.
          Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, on the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, considered as a whole at the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (a) we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, (b) we do not express any belief with respect to the financial statements or other financial, statistical or accounting data, or information about internal control over financial reporting, and information about utility regulatory matters contained in the Registration Statement, the Disclosure Package or the Prospectus, (c) we do not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement or the Prospectus to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided and (d) we do not express any belief with respect to the representations and warranties contained in the exhibits to the Registration Statement or in the exhibits to the documents incorporated by reference in Registration Statement or the Prospectus.

Matters to be Covered in the Opinion of
Post & Schell
          There is no further Pennsylvania governmental approval in the nature of a franchise for service territory presently necessary in order for York Water to provide service as a regulated public water utility within the territory defined by (and subject to the terms of) the Certificates of Public Convenience which have been issued to York Water by the Pennsylvania Public Utility Commission.
          The issuance and sale of the Shares are subject to the registration of a Securities Certificate by the Pennsylvania Public Utility Commission, which has been obtained.

EXHIBIT B

Form of Lock-Up Agreement
Boenning & Scattergood, Inc.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
Conshohocken, PA 19428
J.J.B. Hilliard, W.L. Lyons, LLC
500 West Jefferson Street
Louisville, KY 40202
Ladies and Gentlemen:
     Reference is made to a Registration Statement on Form S-3 of The York Water Company, (the “Company”) (as the same may be hereafter amended, the “Registration Statement”) pursuant to which shares of the Company’s Common Stock, without par value (the “Common Stock”), have been registered under the Securities Act of 1933, as amended (the “Act”), for public sale to be underwritten by Boenning & Scattergood, Inc. (“Boenning”) and J.J.B. Hilliard, W.L. Lyons, LLC (together with Boenning, the “Underwriters”) as the underwriters for the offering (the “Offering”). The undersigned is a director or officer of the Company and holds shares of Common Stock. This Lock-Up Agreement supersedes the prior lock-up agreement executed by the undersigned for the benefit of Boenning, and as of the execution of this Lock-Up Agreement such prior lock-up agreement shall be terminated.
     As an inducement to the Underwriters to underwrite the above-mentioned public sale of the Common Stock, the undersigned hereby agrees, that from the date hereof and for a period of ninety (90) days (the “Lock-up Period”) from the date of the Prospectus Supplement related to the above-mentioned public sale of Common Shares (the “Supplement Date”) not to, directly or indirectly, sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively, “Disposition”), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, beneficially owned by the undersigned now or on the Supplement Date, or with respect to which the undersigned now or on the Supplement Date has the power of Disposition, or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such Disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Boenning; provided, however, that if (i) during the last 17 days of the Lock-up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date

B-1

of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Boenning waives, in writing, such extension.
     In addition, the undersigned agrees that, without the prior written consent of Boenning, it will not, during the Lock-up Period or any extension thereof, make any demand for or exercise any right with respect to, the registration of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The foregoing agreement and the representation shall not apply to (i) bona fide gifts of securities or (ii) transfers of securities to “affiliates” of the transferor if the transfers do not involve a public distribution or public offering; provided, that the recipient of any gift described in clause (i) or the transferee of any transfer in clause (ii) agrees in writing as a condition precedent to such transfer to be bound by the terms hereof. The term “affiliate” shall have the meaning given such term in Rule 144 under the Act. The transferor shall notify Boenning in writing prior to any transfer permitted hereunder, and there shall be no further transfer of Common Stock or securities convertible into or exercisable for Common Stock except in accordance with this Lock-up Agreement.
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.
     This Lock-up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.
     This Lock-up Agreement shall automatically terminate and become null and void upon the earliest to occur, if any, of (a) either the Company, on the one hand, or the Underwriters, on the other hand, notifying the other in writing, prior to the execution of the Underwriting Agreement relating to the Offering (the “Underwriting Agreement”), that it does not intend to proceed with the Offering, (b) October 31, 2009, if the Underwriting Agreement is not executed prior to such date, or (c) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder to the Underwriters.
Very truly yours,

September ___, 2009

B-2